Exhibit 5.2

90 SOUTH SEVENTH STREET • SUITE 4950 • MINNEAPOLIS, MINNESOTA 55402

TELEPHONE: +1.612.217.8800 • FACSIMILE: +1.844.345.3178

May 16, 2023

Maxeon Solar Technologies, Ltd.

8 Marina Boulevard, #05-02

Marina Bay Financial Centre

018981, Singapore

Re:	Registration Statement on Form F-3 filed by Maxeon Solar Technologies, Ltd.

Ladies and Gentlemen:

We have acted as counsel for Maxeon Solar Technologies, Ltd., a company incorporated under the laws of the Republic of Singapore (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of an indeterminate amount of: (i) the Company’s ordinary shares, no par value (the “Ordinary Shares”); (ii) the Company’s preferred shares, no par value (the “Preferred Shares”); (iii) warrants to purchase Ordinary Shares (the “Warrants”); (iv) subscription rights evidencing the right to purchase Ordinary Shares, Preferred Shares and Debt Securities (the “Rights”); (v) purchase contracts to purchase Ordinary Shares (the “Purchase Contracts”); (vi) debt securities of the Company (the “Debt Securities”) and (vii) units that include any of these securities (the “Units”), in each case, as contemplated by the Registration Statement on Form F-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Ordinary Shares, the Preferred Shares, the Warrants, the Rights, the Purchase Contracts, the Debt Securities and the Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.

The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s board of directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

2.

The Rights, upon receipt by the Company of such lawful consideration therefor as the Company’s board of directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

3.

The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Company’s board of directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

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4.

The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s board of directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

5.

The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s board of directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s board of directors (or an authorized committee thereof), the Company’s constitutional documents and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities issuable upon conversion, exchange or exercise of any other Security, will have been authorized for issuance in accordance with the Company’s constitutional documents and applicable law; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s board of directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Warrant Agreement, Purchase Contract Agreement, Subscription Rights Agreement, Purchase Contract or Unit Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Rights, we have further assumed that: (i) the subscription rights agreement, approved by us, relating to the Rights (the “Rights Agreement”) to be entered into between the Company and an entity selected by the Company to act as the subscription rights agent (the “Rights Agent”) will have been authorized, executed and delivered by the Company and the Rights Agent and (ii) the Rights will be authorized, executed and delivered by the Company and the Rights Agent in accordance with the provisions of the Rights Agreement.

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With respect to any Securities consisting of Purchase Contracts, we have further assumed that: (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by the Company and the Purchase Contract Agent and (ii) the Purchase Contracts will be authorized, executed and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) an indenture with respect to such Debt Securities will have been authorized, executed and delivered by the Company and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of such Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

With respect to any Securities consisting of Units, we have further assumed that: (i) any unit agreement, approved by us, relating to the Units (the “Unit Agreement”) that is entered into between the Company and an entity selected by the Company to act as the unit agent (the “Unit Agent”) will have been authorized, executed and delivered by the Company and the Unit Agent; (ii) the Units will be authorized, executed and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement and (iii) each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company as contemplated by the Registration Statement and the applicable Unit Agreement, if any.

We have further assumed that (a) the Company (i) is and will be a company incorporated under the laws of the Republic of Singapore, existing and in good standing under the laws of the Republic of Singapore, (ii) has all requisite power and authority and will have obtained all requisite organizational, third party and governmental authorizations, consents and approvals; (iii) has made all filings and registrations required to enable it to execute, deliver and perform its obligations under, as applicable, the Indenture, the Debt Securities, the Warrants, the Warrant Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Rights, the Rights Agreement, the Units and the Unit Agreement; (b) such execution, delivery, performance and compliance with the terms and provisions of the Securities by the Company do not and will not violate or conflict with the laws of the Republic of Singapore or the terms and provisions of the Company’s constitutional documents (including any amendments thereto), or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties; (c) the Indenture, the Debt Securities, the Warrants, the Warrant Agreement, the Purchase Contracts, the Rights, the Rights Agreement, the Units and the Unit Agreement (i) will have been duly authorized by the Company and executed and delivered by the Company under the laws of the Republic of Singapore, (ii) do not violate the laws of the Republic of Singapore,

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(iii) constitute valid and binding obligations of the Company under the laws of the Republic of Singapore and (d) the Ordinary Shares and Preferred Shares, upon receipt by the Company of the full amount of the lawful consideration therefor, as the Company’s board of directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

Our opinions set forth above are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day